Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-205253 and 333-210171) of Seres Therapeutics, Inc. of our report dated March 16, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 16, 2017